Exhibit 10.1

AMENDMENT NUMBER 2021 - 1

PENSKE AUTOMOTIVE GROUP 401(K) SAVINGS AND RETIREMENT PLAN

BY THIS AGREEMENT, Penske Automotive Group 401(k) Savings and Retirement Plan (herein referred to as the "Plan") is hereby amended as follows, effective as of May 1, 2021, except as otherwise provided herein:

1.The section of the Adoption Agreement entitled "ELECTIVE DEFERRAL LIMITATIONS" is amended as follows:

ELECTIVE DEFERRAL LIMITATIONS (3.02(A)). The following limitations apply to Elective Deferrals under Election 6(b), which are in addition to those limitations imposed under the basic plan document (Choose (a) or choose (b) and (c) as applicable.):

(a)	[ ] None. No additional Plan imposed limits (skip to Election 21).

[Note: The Employer under Election 20 may not impose a lower deferral limit applicable only to Catch-Up Eligible Participants and the Employer's elections must be nondiscriminatory. The elected limits apply to Pre-Tax Deferrals and to Roth Deferrals unless described otherwise. Under a safe harbor plan: (i) NHCEs must be able to defer enough to receive the maximum Safe Harbor Matching and Additional Matching Contribution under the Plan and must be permitted to defer any lesser amount; and (ii) the Employer may limit Elective Deferrals to a whole percentage of Compensation or to a whole dollar amount. See Section 1.57(C) as to administrative limitations on Elective Deferrals.]

(b)	[X] Additional Plan limit(s). (Choose (1) and (2) as applicable. Complete (3) if (1) or (2) is chosen.):
(1)[X] Maximum deferral amount. A Participant's Elective Deferrals may not exceed: 75% (specify dollar amount and/or percentage of Compensation).
(2)[X] Minimum deferral amount. A Participant's Elective Deferrals may not be less than: 1% (specify dollar amount and/or percentage of Compensation).
(3)	Application of limitations. The Election 20(b)(1) and (2) limitations apply based on Elective Deferral Compensation described in Elections 9 - 11. If the Employer elects Plan Year/Participating Compensation under column (1) and in Election 10 elects Participating Compensation, in the Plan Years commencing after an Employee becomes a Participant, apply the elected minimum or maximum limitations to the Plan Year. Apply the elected limitation based on such Compensation during the designated time period and only to HCEs as elected below. (Choose a. or choose b. and c. as applicable. Under each of a., b., or c. choose one of (1) or (2). Choose (3) if applicable.):

(1) Plan Year/Participating Compensation				(2) Payroll period	(3) HCEs only
a.	[X]	Both. Both limits under Elections 20(b)(1) and (2).	[X]	[ ] ]	[ ] ]
b.	[ ]	Maximum limit. The maximum amount limit under Election 20(b)(1).	[ ]	[ ]	[ ]
c.	[ ]	Minimum limit. The minimum amount limit under Election 20(b)(2).	[ ]	[ ]	[ ]

(c)	[ ] Describe Elective Deferral limitation(s):

[Note: Under Election 20(c), the Employer: (i) may describe limitations on Elective Deferrals from the elections available under Elections 20(a) and (b) or a combination thereof as to a Participant group (e.g., No limit applies to Division A Employees. Division B Employees may not defer in excess of 10% of Plan Year Compensation); (ii) may elect a different time period to which the limitations apply; and/or

(iii) may apply a different limitation to Pre-Tax Deferrals and to Roth Deferrals.]

* * * * * * * The Employer executes this Amendment on the date specified below.

Penske Automotive Group, Inc.

Date: May 3, 2021 By: /s/ Anthony Pordon

EMPLOYER